CREDIT AGREEMENT

                       By and Among

                   THE CASUAL MALE, INC.,

                  TCM HOLDING CO., INC.,

                        WGS CORP.,

                       TCMB&T, INC.,

                      J. BAKER, INC.,

         FLEET NATIONAL BANK AS ADMINISTRATIVE AGENT,

            BANKBOSTON, N.A. AS DOCUMENTATION AGENT,

                            AND

         THE OTHER LENDERS WHICH ARE OR MAY BECOME PARTIES HERETO

                           WITH

            FLEET AND BANCBOSTON SECURITIES, INC. AS ARRANGERS

                      Dated: May 30, 1997


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                         TABLE OF CONTENTS


                          EXHIBITS

Exhibit A          - Form of Note
Exhibit B          - Form of Compliance Certificate
Exhibit C          - Form of Assignment and Acceptance
Exhibit D          - Form of Loan Request


                           SCHEDULES

Schedule 1                - Lending Institutions
Schedule 2                - Definitions and Rules of Interpretation
Schedule 4.8              - Existing Letters of Credit
Schedule 7.2              - Ownership Interests
Schedule 7.4       - Owned Assets not listed on Balance Sheet
Schedule 7.5              - Contingent Liabilities
Schedule 7.8              - Litigation
Schedule 7.15      - Permitted Transactions
Schedule 8.17      - Corporate Overhead
Schedule 9.1              - Permitted Indebtedness
Schedule 9.2              - Permitted Liens
Schedule 9.3       - Permitted Investments



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                       CREDIT AGREEMENT



         This CREDIT AGREEMENT is made as of the 30th day of May, 1997, by and among THE CASUAL MALE, INC. ("Casual Male"), TCM HOLDING CO., INC. ("TCM"), WGS CORP. ("WGS") and TCMB&T, INC. ("TCMB&T" and, together with Casual Male, TCM and WGS, the "Borrowers" and each, singularly, a "Borrower") and J. BAKER, INC. (the "Guarantor"), each a Massachusetts corporation, except for TCM which is a Delaware corporation, and each having its principal place of business at 555 Turnpike Street, Canton, Massachusetts 02021, or 65 Sprague Street, Hyde Park, Massachusetts 02136, FLEET NATIONAL BANK ("Fleet"), BANKBOSTON, N.A. ("BankBoston") and the other lending institutions listed on Schedule 1 attached hereto (collectively, the "Lenders"), Fleet as Administrative Agent for itself and the other Lenders (in such capacity, the "Administrative Agent") and BankBoston as Documentation Agent for itself and the other Lenders (in such capacity, the "Documentation Agent").

         ss.        DEFINITIONS AND RULES OF INTERPRETATION.

         ss.        Definitions.

            Except as otherwise expressly provided herein, all capitalized terms used in this Credit Agreement, the exhibits hereto and any notes, certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Credit Agreement shall have the meanings set forth for such terms in Schedule 2 hereto.

         ss.1.2     Rules of Interpretation.

            Except as otherwise expressly provided herein, the rules of interpretation set forth in Schedule 2 hereto shall apply to this Credit Agreement, the exhibits hereto and any notes, certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Credit Agreement.

         ss.        THE REVOLVING CREDIT FACILITY.

         ss.        Commitment to Lend.

            Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers to the Administrative Agent given in accordance with ss.2.7, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time


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                                     2

equal to such Lender's Commitment minus such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount, the Acceptance Face Amount and all Unpaid Reimbursement Obligations; provided that the outstanding aggregate amount of all Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount, plus the Acceptance Face Amount, plus all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Obligors that the conditions set forth in ss.11 and ss.12, in the case of the initial Loans to be made on the Closing Date, and ss.12, in the case of all other Loans, have been satisfied on the date of such request.

         ss.        Facility Fee.

            The Borrowers agree to pay to the Administrative Agent for the respective accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee on the Total Commitment, whether used or unused, at a rate per annum equal to the Facility Fee Rate. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof) commencing on the first such date following the date hereof, with a final payment on the later of the (a) Maturity Date and (b) the date the Obligations are paid in full. The facility fee provided in this Section shall accrue at all times after the Closing Date (including at any time during which one or more of the conditions in ss.12 are not met), until the later of the (a) Maturity Date and
(b) the date on which the Total Commitment is no longer in effect and the Obligations shall have been paid in full; provided, however, that after the Maturity Date the facility fee shall be calculated at the Facility Fee Rate on the outstanding principal amount of the Loans plus any Unpaid Reimbursement Obligations; and further provided, that in no event shall the continued accrual of the facility fee after the Maturity Date be construed as a waiver of the absolute and unconditional obligations of the Borrowers to repay the Obligations in full on the Maturity Date.

         ss.        Voluntary Reduction of Total Commitment.

            The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to reduce by $1,000,000 or any greater integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice from the Borrowers delivered pursuant to this ss.2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any facility fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.










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         ss.        Mandatory Reduction of Total Commitment.

            On each of the dates set forth in the table below (each such date being hereinafter referred to as a "Commitment Reduction Date"), the Total Commitment shall be automatically reduced by the amount (the"Reduction Amount") set forth opposite such date in the column headed "Reduction Amount" set forth below, to the amount set forth opposite such date in the column headed "Total Commitment" set forth below:


        Date               Reduction Amount                    Total Commitment

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
December 31, 1997            $10,000,000                         $90,000,000
------------------------------------------------------------------------------
------------------------------------------------------------------------------
December 31, 1998            $12,500,000                         $77,500,000
------------------------------------------------------------------------------
------------------------------------------------------------------------------
December 31, 1999            $12,500,000                          $65,000,000
-----------------------------------------------------------------------------


                                                         ss.         The Notes.

                                                  The Loans shall be evidenced
by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below. Each Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Lender's Note, an appropriate notation on such Lender's Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Note Record shall be prima facie evidence, absent manifest error, of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

                ss.         Interest on Loans.
Except as otherwise provided in ss.5.10,


     Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of the Base Rate from time to time in effect plus the Applicable Margin.

    Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of the LIBOR Rate determined for such Interest Period plus the Applicable Margin.




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  The Borrowers promise to pay interest on each Loan in arrears on each Interest
Payment Date with respect thereto.

         ss.        Requests for Loans.

            The Borrowers shall give to the Administrative Agent written notice in the form of Exhibit D hereto (or telephonic notice confirmed in a writing in the form of Exhibit D hereto) of each Loan requested hereunder (a "Loan Request") (a) not later than 1:00 p.m., Boston time, on the Business Day of the proposed Drawdown Date of any Base Rate Loan and (b) not less than three (3) and not more than five (5) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) the Interest Period for such Loan and (iv) the Type of such Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on each Borrower and shall obligate the Borrowers to accept the Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or a larger integral multiple of $100,000 thereof.

         ss.        Conversion Options.

                  The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrowers shall give the Administrative Agent not less than one (1) and not more than five (5) Business Days' prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrowers shall give the Administrative Agent no less than three (3) and not more than five (5) LIBOR Business Days' prior written notice of such election; (iii) with respect to any such conversion of a LIBOR Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that (i) any partial conversion shall be in an aggregate principal amount of $1,000,000 or a larger integral multiple of $100,000. Each Conversion Request relating to the conversion of a Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers and (ii) with respect to LIBOR Rate Loans, there shall be no more than six (6) separate Interest Periods in effect at any one time.

         Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in ss.2.8(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrowers' account have actual knowledge. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this ss.2.8 is scheduled to occur.





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         Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof.

         ss.        Funds for Loans.

 Not later than 2:00 p.m. (Boston, Massachusetts time) on the proposed Drawdown Date of any Loan, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by (i) ss.ss.11 and 12 in the case of initial Loans, and (ii) ss.12 for all other Loans, and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of such Lender's Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Loans.

    The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Lender's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Administrative Agent by such Lender within three
(3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

         ss.        REPAYMENT OF THE REVOLVING CREDIT LOANS.

         ss.        Maturity.

            The Borrowers absolutely and unconditionally and jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and all fees and


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                                                         6

reasonable expenses incurred by the Lenders and Agents in connection therewith and payable by the Borrowers hereunder.

         ss.        Mandatory Repayments of Loans.

            If at any time the outstanding amount of the Loans, the Maximum Drawing Amount, the Acceptance Face Amount and all Unpaid Reimbursement Obligations exceeds an amount equal to the Total Commitment, then the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Issuing Bank, the Acceptance Bank and the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by ss.4.3(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Issuing Bank, the Acceptance Bank and the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         ss.        Optional Repayments of Loans.

            The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Administrative Agent, no later than 2:00 p.m., Boston time, on the date of the proposed prepayment prior telephonic notice (with such notice to be confirmed in writing by the Borrowers) of any proposed prepayment pursuant to this ss.3.3 of Base Rate Loans, and not less than three (3) and not more than five (5) LIBOR Business Days' notice of any proposed prepayment pursuant to this ss.3.3 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in a minimum amount of $1,000,000 or a larger integral multiple of $100,000, and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         ss.        LETTERS OF CREDIT AND BANKERS' ACCEPTANCES.

         ss.        Letter of Credit Commitments.

                  Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in ss.4.1(d) and upon the representations and warranties of the Obligors contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $25,000,000 at any one time and (ii) the sum of (A)


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                                                         7

the Maximum Drawing Amount of all Letters of Credit, (B) all Unpaid Reimbursement Obligations, (C) the Acceptance Face Amount, and (D) the principal amount of all Loans outstanding shall not exceed the Total Commitment, and further provided, (x) no standby Letter of Credit shall have an expiry date later than the date which is one year from the issuance thereof, and (y) no documentary Letter of Credit shall have any expiry date which is later than the date which is one hundred and eighty (180) days after the issuance thereof.

                  Upon receipt of a Letter of Credit Application, the Issuing Bank shall notify the Administrative Agent by telephone of such application to determine that after giving effect to the issuance of the requested Letter of Credit (and the Administrative Agent will make reasonable efforts to reply as promptly as is practicable to such notification), (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $25,000,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount of all Letters of Credit, (B) all Unpaid Reimbursement Obligations, (C) the Acceptance Face Amount, and (D) the principal amount of all Loans outstanding shall not exceed the Total Commitment. Additionally, each Lender which is designated by the Borrowers as an Issuing Bank, the Borrowers and the Administrative Agent shall negotiate in good faith to establish additional written procedures with respect to the issuance of Letters of Credit to reduce the risk that Letters of Credit will be issued which would cause (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations to exceed $25,000,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount of all Letters of Credit, (B) all Unpaid Reimbursement Obligations, (C) the Acceptance Face Amount, and (D) the principal amount of all Loans outstanding to exceed the Total Commitment. Notwithstanding the foregoing, the Borrowers acknowledge that it is the unconditional obligation of the Borrowers to ensure that at no time shall (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceed $25,000,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount of all Letters of Credit, (B) all Unpaid Reimbursement Obligations, (C) the Acceptance Face Amount, and (D) the principal amount of all Loans outstanding does not exceed the Total Commitment, and that if at any time there shall be a failure to comply with the foregoing, the Borrowers shall be required to immediately comply with ss.3.2.

                  Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  Upon notification of such Letter of Credit Application by the Issuing Bank, the Administrative Agent shall notify each Lender of its pro rata participation interest in the Letter of Credit to be issued. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is twenty (20) days (or, if the beneficiary is located outside of the United States of America, thirty (30) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not


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                                                         8

reimbursed by the Borrowers pursuant to ss.4.3 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

                  Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under ss.4.3 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.3.

         ss.        Bankers' Acceptance Facility.

         Subject to the terms and conditions set forth in this Credit Agreement and the execution by the Borrowers of an Acceptance Agreement in the Acceptance Bank's customary form (the "Acceptance Agreement"), upon the written request of the Borrowers, the Acceptance Bank, on behalf of the Lenders, and in reliance upon the agreement of the Lenders set forth in ss.4.2(b) hereof and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to discount Eligible Drafts for the account of the Borrowers (all such accepted and discounted Eligible Drafts whether heretofore or hereafter issued being referred to individually as a "Bankers' Acceptance" and collectively as the "Bankers' Acceptances"); provided, however, that (i) any Bankers' Acceptance issued shall provide for a maturity date not longer than one hundred and twenty (120) days; (ii) in no event shall such maturity extend beyond the Maturity Date; (iii) after giving effect to such request, the sum of
(A) the Maximum Drawing Amount (B) the Acceptance Face Amount, (C) all Unpaid Reimbursement Obligations, and (D) the amount of any Loans outstanding shall not exceed the Total Commitment; and (iv) the Acceptance Bank shall not accept an Eligible Draft if the face amount of all outstanding drafts accepted by the Acceptance Bank which are of the type described in paragraph 7 of Section 13 of the Federal Reserve Act (12 U.S.C. ss.372), as amended from time to time, or any successor statute, would cause the Acceptance Bank to violate any limitation imposed upon it under said paragraph or would cause the Acceptance Bank to violate such limitation if all such drafts were sold by the Acceptance Bank in the secondary market. To expedite the acceptance and discounting of Eligible Drafts, the Borrowers shall provide to the Acceptance Bank fully executed drafts, which shall be blank as to dates and amounts. The Borrowers may request the Acceptance Bank to accept and discount an Eligible Draft by submitting to the Acceptance Bank at least one (1) Business Day prior to the proposed date of acceptance and discounting a bankers' acceptance application in the Acceptance Bank's customary form, completed to the satisfaction of the Acceptance Bank and accompanied by such documents as may be required by the Acceptance Bank to establish that the drafts to be accepted and discounted will (if accepted and endorsed by a member bank of the Federal Reserve System) be eligible for discount by such Federal Reserve Bank. The Acceptance Bank shall make available to the Borrowers at the time of acceptance of each Eligible Draft and upon the satisfaction of the conditions set forth in ss.11 (but only in the case of the first Loan or Credit Instrument to be made or issued hereunder) and ss.12 hereof, an amount equal to the discounted value of such Eligible Draft based on:
(x) the stated maturity date of such Eligible Draft, (y) the face amount of such Eligible Draft, and (z) a rate (computed on the basis of a year of three hundred sixty (360) days for the actual days elapsed) equal to the sum of (a) the per annum average discount rate quoted to the Acceptance Bank on the day an Eligible Draft is presented for discount by the Acceptance Bank's bankers' acceptance traders for acceptances which are of the type described in paragraph 7 of section 13 of the Federal Reserve Act (12 U.S.C. ss.372), as amended from time to time, or any successor statute and which approximate the face amount and mature on the maturity date of such Eligible Draft plus (b) the Applicable Commission (the "Bankers Acceptance Fee").

                  Upon receipt of such bankers' acceptance application, the Acceptance Bank shall notify the Administrative Agent by telephone of such application to determine that after giving effect to the issuance of the requested bankers' acceptance (and the Administrative Agent will make reasonable efforts to reply as promptly as is practicable to such notification), the sum of
(A) the Maximum Drawing Amount (B) the Acceptance Face Amount, (C) all Unpaid Reimbursement Obligations, and (D) the amount of any Loans outstanding shall not exceed the Total Commitment. Additionally, each Lender which is designated by the Borrowers as an Acceptance Bank, the Borrowers and the Administrative Agent shall negotiate in good faith to establish additional written procedures with respect to the issuance of Bankers' Acceptance to reduce the risk that Bankers' Acceptances will be issued which would cause (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations to exceed $25,000,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount of all Letters of Credit, (B) all Unpaid Reimbursement Obligations, (C) the Acceptance Face Amount, and (D) the principal amount of all Loans outstanding to exceed the Total Commitment. Notwithstanding the foregoing, the Borrowers acknowledge that it is the unconditional obligation of the Borrowers to ensure that at no time shall (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceed $25,000,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount of all Letters of Credit, (B) all Unpaid Reimbursement Obligations, (C) the Acceptance Face Amount, and (D) the principal amount of all Loans outstanding the Total Commitment does not exceed the Total Commitment and that if at any time there shall be a failure to comply with the foregoing, the Borrowers shall be required to immediately comply with ss.3.2.

         Upon notification of such bankers' acceptance application by the Acceptance Bank, the Administrative Agent shall notify each Lender of its pro rata share of the Bankers' Acceptance. Subject to the terms and conditions hereof, each Lender severally agrees that it shall participate in any Bankers' Acceptances upon notification by the Administrative Agent that the Acceptance Bank has received an application for acceptance and discounting of an Eligible Draft in form and substance satisfactory to the Acceptance Bank and the Administrative Agent. The Acceptance Bank agrees to furnish the Administrative Agent and each of the Lenders a copy of each Bankers' Acceptance promptly after issuance. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever to the extent of such Lender's Commitment Percentage, to reimburse the Acceptance Bank on demand for the amount of each draft paid by the Acceptance Bank under each Bankers' Acceptance to the extent such amount is not reimbursed by the Borrowers pursuant to ss.4.3 hereof (such amount for a Lender being called herein the "Bankers' Acceptance Participation" of such Lender).

         Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under ss.4.3 hereof in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.3 hereof.

         In addition to Acceptance Bank's normal discount of Bankers' Acceptances, the Borrowers shall pay to the Administrative Agent, for the accounts of the Acceptance Bank and the Lenders in accordance with their respective Commitment Percentages, a commission (the "Applicable Commission") for each Bankers' Acceptance issued pursuant to this Credit Agreement at an annual rate on the face amount of each Bankers' Acceptance equal to the Applicable Margin for LIBOR Rate Loans on the face amount of each such Bankers' Acceptance.

         ss.        Reimbursement Obligation of the Borrowers.

           In order to induce the Acceptance Bank and the Issuing Bank to issue, extend and renew each Credit Instrument and the Lenders to participate therein, the Borrowers hereby agree to reimburse or pay to the Acceptance Bank and the Issuing Bank, for the account of the Acceptance Bank, the Issuing Bank or the Lenders (as the case may be), with respect to each Credit Instrument issued, extended or renewed by the Acceptance Bank or the Issuing Bank hereunder, except as otherwise expressly provided in ss.4.3(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, or, in the case of Bankers' Acceptances, on the maturity date of such Bankers' Acceptances, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and, with respect to the Bankers' Acceptances, the amount of such Bankers' Acceptances then maturing, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Acceptance Bank, the Issuing Bank or any Lender in connection with any payment made by the Acceptance Bank or the Issuing Bank under, or with respect to, such Credit Instruments, upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount plus the Acceptance Face Amount, plus all unpaid Reimbursement Obligations, an amount equal to such difference, which amount shall be held by the Acceptance Bank or the Issuing Bank (as the case may be) for the benefit of the Lenders, the Acceptance Bank and the Issuing Bank as cash collateral for all Reimbursement Obligations, and

                  upon  the  termination  of  the  Total   Commitment,   or  the
         acceleration of the Reimbursement Obligations with respect to all Credit Instruments in accordance with ss.15, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, plus the Acceptance Face Amount, which amount shall be held by the Acceptance Bank or the Issuing Bank (as the case may be) for the benefit of the Lenders, the Acceptance Bank and the Issuing Bank as cash collateral for all Reimbursement Obligations.

         Each such payment shall be made to the Acceptance Bank or the Issuing Bank (as the case may be) at the Acceptance Bank's or the Issuing Bank's head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this ss.4.3 at any time from the date such amounts become due and payable (whether as stated in this ss.4.3, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to Acceptance Bank or the Issuing Bank on demand at the rate specified in ss.5.10 for overdue principal on the Loans.

         ss.        Credit Instrument Payments.

           If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Issuing Bank as provided in ss.4.3 on or before the date that such draft is paid or other payment is made by the Issuing Bank, or, with respect to Bankers' Acceptances, if the Borrowers fail to reimburse the Acceptance Bank upon the maturity of such Bankers' Acceptances, the Issuing Bank or the Acceptance Bank may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Bank or the Acceptance Bank (as the case may be), at its head office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank or the Acceptance Bank during each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank or the Acceptance Bank paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360. The responsibility of the Issuing Bank and the Acceptance Bank to the Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Credit Instrument in connection with such presentment shall be in conformity in all material respects with such Credit Instrument.

         ss.        Obligations Absolute.

           The Borrowers' obligations under this ss.4 shall be joint and several and absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any Borrower may have or have had against the Issuing Bank, the Acceptance Bank any Lender or any beneficiary of a Credit Instrument. Each of the Borrowers further agrees with the Issuing Bank, the Acceptance Bank and the Lenders that the Issuing Bank, the Acceptance Bank and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligations under ss.4.3 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Credit Instrument or any financing institution or other party to which any Credit Instrument may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Credit Instrument or any such transferee, provided, however, that the Acceptance Bank or the Issuing Bank acts in good faith and in compliance with all applicable foreign and domestic laws. The Acceptance Bank, the Issuing Bank and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Credit Instrument. Each of the Borrowers agrees that any action taken or omitted by the Acceptance Bank, the Issuing Bank or any Lender under or in connection with each Credit Instrument and the related drafts and documents, if done in good faith and in compliance with all applicable foreign and domestic laws, shall be binding upon the Borrowers and shall not result in any liability on the part of the Acceptance Bank, the Issuing Bank or any Lender to the Borrowers. Notwithstanding the foregoing, the Borrowers shall not be required to indemnify any Lender, the Acceptance Bank or the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction makes a final unappealable determination that such claims, damages, losses, liabilities, costs or expenses were caused by (i) the willful misconduct or gross negligence of the Acceptance Bank or Issuing Bank in determining whether a request presented under any Credit Instrument complied with the terms of such Credit Instrument or (ii) the Acceptance Bank or the Issuing Bank's bad faith failure to pay under any Credit Instrument after the presentation of it to of a request strictly complying with the terms and conditions of such Credit Instrument.

         ss.        Reliance by Issuer.

           To the extent not inconsistent with ss.4.5, the Acceptance Bank or the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Credit Instrument, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Acceptance Bank or the Issuing Bank. The Acceptance Bank or the Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Acceptance Bank and the Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes or of a Credit Instrument Participation.

         ss.        Letter of Credit Fee.


         (a) The Borrowers shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, pay a fee (in each case, a "Letter of Credit Fee") to the Issuing Bank (a) annually in advance (with the first such payment due upon the issuance thereof and thereafter on each successive anniversary that such Letter of Credit is outstanding) in respect of each standby Letter of Credit, an amount equal to the Applicable Margin for LIBOR Rate Loans then in effect per annum multiplied by the Maximum Drawing Amount of such standby Letter of Credit plus (i) the Issuing Bank's customary issuance fee, and (ii) a fronting fee to the Issuing Bank equal to one-quarter of one percent (0.25%) per annum on the Maximum Drawing Amount of such standby Letter of Credit; and (b) in respect of each documentary Letter of Credit a negotiation fee equal to one-quarter of one percent (0.25%) of the face amount of such documentary Letter of Credit payable upon presentation plus the Issuing Bank's, customary issuance fee, such Letter of Credit Fee (but not such issuance, amendment, fronting or negotiation fee) to be for the accounts of the Lenders in accordance with their respective Commitment Percentages. Amounts paid by the Borrowers in respect of Letter of Credit Fees shall be non-refundable. Notwithstanding the foregoing, if there is a reduction in the Maximum Drawing Amount of any Letter of Credit (other than commercial or documentary Letters of Credit), the Borrowers will receive on a per diem basis a pro-rata refund of the fees (excluding any fronting fee or customary issuance fee) paid in connection with such Letter of Credit as set forth in this ss.4.7.

         (b) With respect to all fees payable by the Borrowers to the Issuing Bank for the account of the Lenders hereunder, the Issuing Bank will, at the end of each month, deliver to the Administrative Agent, for the account of the Lenders, all fees paid by the Borrowers to the Issuing Bank during such month. Promptly after its receipt of such fees, the Agent will distribute to each Lender, to the extent of such Lender's Commitment Percentage therein, all such fees paid to the Agent by the Issuing Bank. In the event that the Issuing Bank makes a refund of fees to the Borrowers pursuant to ss.4.7(a), and upon the Lenders' receipt of notice of such refund by the Issuing Bank, each of the Lenders will promptly make available to the Issuing Bank, at its head office, in immediately available funds, such Lender's

Commitment Percentage of any such refunded fees; provided, however, that the Lenders shall not be required to reimburse the Issuing Bank for their respective Commitment Percentage for any refund to the extent that the Issuing Bank has not, on the date the Borrowers have received a refund of fees, delivered the fees in question to the Administrative Agent for distribution to the Lenders pursuant to the provisions of this clause (b).

         ss.

           Existing Letters of Credit.

           The Borrowers and the Lenders agree that the letters of credit described on Schedule 4.8 hereto (the "Existing Letters of Credit"), which Existing Letters of Credit have previously been issued by Fleet or its affiliates either (a) for the account of the Borrowers, or (b) for the account of one or more affiliates of the Borrowers, shall be deemed Letters of Credit issued under and governed by this Credit Agreement, that this Credit Agreement supersedes any and all prior agreements between the Borrowers and Fleet with respect to the Existing Letters of Credit, and that all the Existing Letters of Credit shall be subject to and governed by the terms of this Credit Agreement. As to the letters of credit referred to in clause (b) of the preceding sentence, the Borrowers acknowledge that (i) although the account parties for each of such letters of credit were affiliates of the Borrowers, each of such letters of credit was issued exclusively to secure payment obligations of one or more of the Borrowers to trade vendors or to otherwise finance the working capital needs of the Borrowers, (ii) the reimbursement of the issuer or issuers thereof for drawings upon each of such letters of credit was unconditionally guaranteed by the Borrowers, which guarantee obligations continue to be in full force and effect as of and until the time that this Agreement is being executed, and (iii) as between the Borrowers and the affiliates that were the account parties with respect to each of such letters of credit, it has been agreed that the Borrowers shall be obligated to reimburse the issuers thereof for any drawings thereon.

         ss.        CERTAIN GENERAL PROVISIONS.

         ss.        Agents' Fees.

     The Borrowers shall pay to the Agents the fees set forth in the Fee Letter.

         ss.        Funds for Payments.

                  All payments of principal, interest, Reimbursement Obligations, facility fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Lenders, the Acceptance Bank, the Issuing Bank and the Agents, as the case may be, at such location that the Administrative Agent may from time to time designate, in each case in Dollars in immediately available funds.

                  All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         ss.        Computations.

            All computations of interest on the Loans and of facility fees, Bankers' Acceptance Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered prima facie evidence, absent manifest error, of the principal amount thereof owing and unpaid to such Lender unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrowers to the contrary.

         ss.        Inability to Determine LIBOR Rate.

            In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine in good faith or be notified by the Majority Lenders in good faith that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrowers and the Lenders. In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Administrative Agent or the Majority Lenders determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrowers and the Lenders.

         ss.        Illegality.

            Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrowers and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (b) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this ss.5.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder.

         ss.        Additional Costs, Etc.

            If any future applicable law or any change in any present law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  subject any Lender, the Agents, the Acceptance Bank or the Issuing Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Credit Instrument, such Lender's Commitment, Loans or Credit Instrument Participations (other than taxes based upon or measured by the income or profits of such Lender, the Administrative Agent, the Acceptance Bank or the Issuing Bank), or

                  materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or Credit Instrument Participation or any other amounts payable to any Lender, the Agents, the Acceptance Bank or the Issuing Bank under this Credit Agreement or any of the other Loan Documents, or impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, the Acceptance Bank or the Issuing Bank, or

                  impose on any Lender, the Agents, the Acceptance Bank or the Issuing Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Credit Instrument, the Loans, such Lender's Commitment or Credit Instrument Participations, or any class of loans, letters of credit, bankers' acceptances or commitments of which any of the Loans or such Lender's Commitment or Credit Instrument Participation forms a part, and the result of any of the foregoing is

                                    (i) to increase  the cost to the  Acceptance
                           Bank or the Issuing Bank or any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment, any Credit Instrument or any Credit Instrument Participation, or

                                    (ii) to  reduce  the  amount  of  principal,
                           interest, Reimbursement Obligation or other amount payable to such Lender, the Agents, the Acceptance Bank or the Issuing Bank hereunder on account of such Lender's Commitment, any Credit Instrument, any of the Loans or any Credit Instrument Participation, or

                                    (iii) to require  such  Lender,  the Agents,
                           the Acceptance Bank or the Issuing Bank to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender, the Agents, the Acceptance Bank or the Issuing Bank from the Borrowers hereunder,

then, and in each such case, the Borrowers will, upon demand made by such Lender, the Agents, the Acceptance Bank or the Issuing Bank (as the case may be) at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender, the Agents, the Acceptance Bank or the Issuing Bank such additional amounts as will be sufficient to compensate such Lender, the Agent, the Acceptance Bank or the Issuing Bank for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         ss.        Capital Adequacy.

            If after the date hereof the Acceptance Bank, the Issuing Bank, any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by the Acceptance Bank, the Issuing Bank or such Lender or any corporation controlling the Acceptance Bank, the Issuing Bank or such Lender with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's Commitment, Loans or Credit Instrument Participation to a level below that which the Acceptance Bank, the Issuing Bank or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Acceptance Bank, the Issuing Bank's or such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by the Acceptance Bank, the Issuing Bank or such Lender to be material, then the Acceptance Bank, the Issuing Bank or such Lender may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate (if relating to Loans or Unpaid Reimbursement Obligations) or the Bankers' Acceptance Fee (if relating to the Bankers' Acceptances), the Borrowers, the Acceptance Bank, the Issuing Bank or such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such lender for such reduction. If the Borrowers, the Acceptance Bank, the Issuing Bank or such Lender are unable to agree to such adjustment within thirty (30) days of the day on which the Borrowers receive such notice, then the fees payable hereunder shall increase by an amount which will, in the Acceptance
Bank's, the Issuing Bank's or such Lender's reasonable determination, be sufficient to compensate the Acceptance Bank, the Issuing Bank or the such Lender for the amount of such reduction in the return on capital as and when such reduction is evidenced by calculations, in reasonable detail, presented by the Acceptance Bank, the Issuing Bank or such Lender of a certificate in accordance with ss.5.8 hereof. The Acceptance Bank, the Issuing Bank and each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

         ss.        Certificate.

            The Agents, the Acceptance Bank, the Issuing Bank or the Lenders shall provide to the Borrowers a certificate setting forth any additional amounts payable pursuant to ss.ss.5.6 or 5.7 and a brief explanation of such amounts which are due, and such certificate shall be conclusive, absent manifest error, that such amounts are due and owing.

         ss.        Indemnity.

            Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of
(a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or is deemed to have given) a Loan Request, notice or a Conversion Request relating thereto in accordance with ss.2.7 or ss.2.8 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

         ss.        Interest After Default.

Overdue principal and (to the extent permitted by applicable law)interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3%) above the Base Rate from time to time in effect plus the Applicable Margin until such amount shall be paid in full (after as well as before judgment).

   During the continuance of any Event of Default the principal of the Loans not overdue or any other amounts payable under any of the other Loan Documents shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Lenders pursuant to ss.27, bear interest at a rate per annum equal to the rate of interest applicable to overdue principal pursuant to ss.5.10(a) hereof.

         ss.        Concerning Joint and Several Liability of the Borrowers.

                  Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Agents, the Acceptance Bank, the Issuing Bank and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                  Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of all of the Borrowers without preferences or distinction among them.

                  If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligation.

                  The obligations of each Borrower under the provisions of this ss.5.11 constitute the absolute and unconditional obligations of such Borrower enforceable against it to the full extent permitted under the terms hereof, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

                  Except as otherwise expressly provided for herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agent, the Acceptance Bank, the Issuing Bank or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent, the Acceptance Bank, the Issuing Bank or the Lenders at any time or times in respect of any default by any Obligor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent, the Acceptance Bank, the Issuing Bank or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Obligor. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Agent, the Acceptance Bank, the Issuing Bank or the Lenders including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this ss.5.11, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its Obligations under this ss.5.11, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Borrower under this ss.5.11 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Obligor or the Agent, the Acceptance Bank, the Issuing Bank or the Lenders. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent, the Acceptance Bank, the Issuing Bank or the Lenders upon the insolvency, bankruptcy or reorganization of any of the Obligors, or otherwise, the provisions of this ss.5.11 will forthwith be reinstated in effect, as though such payment had not been made.

         ss.   Interest.

                  In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently made by the Borrowers or inadvertently received by the Administrative Agent, the Acceptance Bank, the Issuing Bank or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrowers shall notify the Administrative Agent, the Acceptance Bank, the Issuing

Bank or such Lender in writing that it elects to have such excess returned forthwith. It is the express intent hereof that the Borrowers not pay and none of the Administrative Agent, the Acceptance Bank, the Issuing Bank or the Lenders receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law.

                  Notwithstanding the use by the Lenders of the Base Rate and the LIBOR Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates related to such reference rates.

         ss.        COLLATERAL SECURITY.

            The Obligations shall be secured by a perfected first priority security interest in all of the issued and outstanding capital stock of each Borrower pursuant to the terms of the Security Documents.

         ss.        REPRESENTATIONS AND WARRANTIES.

            Each Apparel Obligor represents and warrants to the Lenders, the Agents, the Acceptance Bank and the Issuing Bank as follows:


         ss.        Corporate Authority; Ownership.


                  Incorporation; Good Standing. Each Apparel Obligor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where a failure to be so qualified would have a materially adverse effect on the business, assets or financial condition of such Apparel Obligor.

                  Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which each Apparel Obligor is or is to become a party, and the performance by each such Person of all of its agreements and obligations under each of such documents, and the transactions contemplated hereby and thereby (i) are within the corporate authority of each such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Apparel Obligor is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not conflict with any provision of the corporate charter or bylaws of, any agreement or other instrument binding upon, or trust agreement of, such Person and (v) do not require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any applicable law.

                  Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which each Apparel Obligor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against such Person in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         ss.        No Business Activity; Subsidiaries.

            Except as set forth on Schedule 7.2, or as a result of  transactions occurring after the Closing Date permitted by ss.9.3 and ss.9.5, no Apparel Obligor owns or holds of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any other corporations or any legal and/or beneficial interests in any corporation, partnership, limited liability company, business trust or joint venture or in any other unincorporated trade or business enterprise (excluding certain immaterial investments having a value not exceeding $50,000).

         ss.        Governmental Approvals.

            The execution, delivery and performance by each of the Apparel Obligors of any of the Loan Documents to which any such Apparel Obligors is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained. Each of the Apparel Obligors holds all material licenses, permits and other certificates required for the operation of its business. Each of the Apparel Obligors is in compliance in all material respects with all applicable state and Federal filing and operating requirements, including all regulations governing equal employment opportunity.

         ss.        Title to Properties; Leases.

            Except as indicated on Schedule 7.4 hereto, the Apparel Obligors own all of the assets reflected in the balance sheets of the Apparel Obligors as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date or Permitted Dispositions), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         ss.        Financial Statements.

                  There has been furnished to each of the Lenders consolidated and consolidating balance sheets of the Guarantor and its Subsidiaries as at February 1, 1997 and the consolidated and consolidating statements of income and cash flow of the Guarantor and its Subsidiaries, each for the fiscal year then ended, in each case audited and certified by KPMG Peat Marwick. Such balance sheets and statements of income and cash flow of the Guarantor and their Subsidiaries shall have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Guarantor and their Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. Except as set forth on Schedule 7.5, there are no contingent liabilities of the Guarantor as of such date involving material amounts (other than guaranties of obligations of Borrowers), known to the officers of such Person, which were not disclosed in such balance sheets and the notes related thereto.

                  There has been furnished to each of the Lenders an unaudited combined balance sheet of the Borrowers and combined statements of income and cash flow of the Borrowers, each as at the Balance Sheet Date. Such balance sheet and statements of income and cash flow shall have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes) and fairly present the financial condition of the Borrowers as at the close of business on the date thereof. Except as set forth on Schedule 7.5, there are no contingent liabilities of any Borrower or any of its Subsidiaries as of such date involving material amounts which were not disclosed in such balance sheets of the Borrowers or the notes related thereto.

         ss.        No Material Changes, Etc.

            Except as set forth on Schedule 7.6, since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of any Apparel Obligor as shown on or reflected in the balance sheets of the Apparel Obligors as at the Balance Sheet Date, or the statements of income and cash flow for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Apparel Obligors.

         ss.        Franchises, Patents, Copyrights, Etc.

            The Apparel Obligors possess all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their respective businesses substantially as now conducted without known conflict with any rights of others.

         ss.        Litigation.

            Except as set forth on Schedule 7.8, there are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of the Obligors after due inquiry, threatened against any Apparel Obligor or before any court, tribunal or administrative agency or board that, if adversely determined, would likely, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of any Apparel Obligor or materially impair the right of any Apparel Obligor to carry on business substantially as now conducted by them, or result in any material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the combined balance sheet of the Apparel Obligors, or which question the validity of this Credit Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto.

         ss.        No Materially Adverse Contracts, Etc.

            None of the Apparel Obligors are subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of any of such Persons. None of the Apparel Obligors are a party to any contract or agreement that has or is expected to have any materially adverse effect on the business of any of such Persons.

         ss.        Compliance with Other Instruments, Laws, Etc.

            None of the Apparel Obligors are in material violation of any provision of their respective charter documents, bylaws, or any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of material penalties or materially and adversely affect the financial condition, properties or business of any of such Persons.

         ss.        Tax Status.

            The Guarantor and each of its Subsidiaries (a) has made or filed all federal income tax returns, reports and declarations and, has made or filed all state and other tax returns, reports and declarations required by any jurisdiction to which any of them is subject (to the extent that any failure to make or file any such tax returns, reports and declarations would have, individually or in the aggregate, a materially adverse effect on the financial condition, properties or business of any such Person), (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and to the best knowledge of each Obligor after due and diligent inquiry, there is no basis for any such claim.

         ss.        No Event of Default.

            No Default or Event of Default has occurred and is continuing.

         ss.        Holding Company and Investment Company Acts.

            None of the Apparel Obligors are a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         ss.        Absence of Financing Statements, Etc.

            To the best of the Apparel Obligors' knowledge, except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property owned by any Apparel Obligor or any rights relating thereto.

         ss.        Certain Transactions.

            Except as set forth on Schedule 7.15, none of the officers, directors, or employees of any of the Apparel Obligors is presently a party to any material transaction with any Apparel Obligor (other than for services as employees, officers and directors or for management services), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Apparel Obligors, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         ss.        Employee Benefit Plans.

                  In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. Each Obligor has heretofore delivered to the Administrative Agent, when requested by the Administrative Agent, the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  Terminability of Welfare Plans. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Obligors may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Obligors without liability to any Person other than for claims arising prior to termination.

                  Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Obligors nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Obligor, or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan, and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans determined on an ongoing funding basis (and not on a termination basis) did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  Multiemployer Plans. No Obligor or any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. No Obligor or any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         ss.        Regulations U and X.

            The proceeds of the Loans shall be used (i) to refinance on the Closing Date a portion of the Indebtedness of JBI, Inc. under the JBI Credit Agreement and (ii) for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for working capital and other general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         ss.        Environmental Compliance.

            Each Obligor has determined that (a) neither the Apparel Obligors nor any operator of the Real Estate or any operations thereon, is in material violation, or alleged material violation, of any Environmental Laws and (b) none of the Real Estate owned by the Guarantor or any Subsidiary contains any material amount of any Hazardous Substances.

         ss.        Fiscal Year.

            The fiscal year of each of the Apparel Obligors ends on the Saturday closest to January 31, of each calendar year.

         ss.        Loans as Senior Indebtedness.

            All obligations and liabilities of the Apparel Obligors to the Acceptance Bank, the Issuing Bank and/or the Lenders in respect of the principal of and interest on the Loans and all Reimbursement Obligations under the Credit Instruments will constitute "Senior Indebtedness", "Senior Debt" or "Superior Indebtedness" under the terms of each of the documents or instrument evidencing, or pursuant to which there is issued indebtedness which purports to be Subordinated Debt.

         ss.        Other Representations.

            Each of the representations and warranties made by each of the Apparel Obligors or any other Person in any of the Loan Documents to which any such Person is a party, was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

         ss.        Solvency.

            As of the Closing Date and after giving effect to the transactions contemplated by the Loan Documents (including, without limitation, the conversion into equity of all intercompany loans owing by any of the Borrowers to any Subsidiary of the Guarantor (other than the Borrowers as of the Balance Sheet Date)), (i) the property of each Obligor, at a fair valuation, will exceed its debt; (ii) the capital of each Obligor will not be unreasonably small to conduct its business; (iii) each Obligor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair, saleable value of the assets of each Obligor will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this ss.7.22, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

         ss.        Bankers' Acceptances.

            With respect to each draft accepted and discounted for a Borrower's account by the Acceptance Bank, on behalf of the Lenders, that (i) each such draft is an Eligible Draft; (ii) each such draft will grow out of one or more transactions involving the importation or exportation of goods between two countries or the domestic shipment of goods within the United States pursuant to a contract in existence at the time of creation of such Bankers' Acceptance;
(iii) each such draft will finance a current shipment of goods; (iv) each such draft of such Borrower as exporter/seller will have a tenor reasonably commensurate with usual credit terms or six months, whichever is shorter; (v) each such draft of such Borrower as importer/ purchaser will have a tenor reasonably commensurate with the anticipated time of receipt of the goods plus the anticipated time for preparing the goods for distribution into the channels of trade or thirty (30) days, whichever is shorter; (vi) on the date of acceptance of such draft, no other financing is or will be outstanding in respect of such transaction during the period from the date of such draft until the maturity thereof; (vii) all necessary licenses for the exportation, importation and payment of the purchase price and related costs of shipment will have been obtained; (viii) a description of goods being shipped, the actual or anticipated date of shipment, value of the shipment and the addresses to which and from which shipment will be made, has been furnished to the Acceptance Bank for each such transaction; (ix) additional information about each such transaction, including documents or copies of documents, will be furnished promptly upon such Acceptance Bank's request and (x) on the date of acceptance of such draft, such goods will be in the channels of trade and no other financing will be existence for such transaction.

         ss.        Full Disclosure.

            All information heretofore furnished by any Apparel Obligor to any Lender or the Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Apparel Obligor to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

         ss.        AFFIRMATIVE COVENANTS OF THE APPAREL OBLIGORS.

            Each Apparel Obligor covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Credit Instrument or Note is outstanding or any Lender has any obligation to make any Loans or the Acceptance Bank or Issuing Bank has any obligation to issue, extend or renew any Credit Instrument:

         ss.        Punctual Payment.

            The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the facility fees, the Agents' fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any

Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         ss.        Maintenance of Office.

            Each Apparel Obligor will maintain its chief executive office at 555 Turnpike Street, Canton, Massachusetts 02021 or 65 Sprague Street, Hyde Park, Massachusetts 02136, or at such other place in the United States of America as such Apparel Obligor shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon such Apparel Obligor in respect of the Loan Documents to which such Obligor is a party may be given or made.

         ss.        Records and Accounts.

            Each Apparel Obligor will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

         ss.        Financial Statements, Certificates and Information.

             The Obligors will deliver to each of the Lenders:

                  as soon as practicable, but in any event not later than ninety
         (90) days after the end of each fiscal year of the Obligors, the consolidated and consolidating (in the case of the Guarantor and its Subsidiaries) and the combined (in the case of the Borrowers and their Subsidiaries) balance sheets as at the end of such year, and the related consolidated and consolidating (in the case of the Guarantor and its Subsidiaries) and combined (in the case of the Borrowers and Subsidiaries) statements of income and statements of cash flow, for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by KPMG Peat Marwick or by other independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

                  as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Obligors, copies of the unaudited consolidated and consolidating (in the case of the Guarantor and its Subsidiaries) and combined (in the case of the Borrowers and their Subsidiaries) balance sheets as at the end of such quarter, and the related consolidated and combined statements of income and statements of cash flow for the portion of Obligors' fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of each Obligor that the information contained in such financial statements fairly presents the financial position of the Obligors and their Subsidiaries on the date thereof (subject to year-end adjustments);

                  as soon as  practicable,  but in any event  within  forty-five
         (45) days after the end of each month in each fiscal year of the Obligors or in the case of the last month of each fiscal year, within ninety (90) days, unaudited monthly consolidated (in the case of the Guarantor and its Subsidiaries) and combined (in the case of the Borrowers and their Subsidiaries) financial statements for such month prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of each Obligor that the information contained in such financial statements fairly presents the financial condition of the Obligors and their Subsidiaries on the date thereof (subject to year-end adjustments);

                  simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of each Obligor in substantially the form of Exhibit B hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  as soon as  practicable  and in any event no later  than sixty
         (60) days after the beginning of each fiscal year of the Obligors, a quarterly consolidated and consolidating plan and financial forecast for such fiscal year, including, without limitation, (i) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of the Guarantor and its Subsidiaries for such fiscal year, and (ii) such other projections as the Agents or any Lender may request;

                  upon the request of the Administrative Agent or any Lender, copies of all compliance certificates and other reports and information required to be delivered to the lenders under the Licensed Shoe Debt;

                           contemporaneously with the filing or mailing thereof,

               copies of all material of a financial nature filed with the Securities and Exchange Commission by the Guarantor or sent to the stockholders of the Guarantor; and

                  from time to time such other financial data and information (including accountants, management letters) as the Administrative Agent or any Lender may reasonably request.

         ss.        Notices.

         Defaults. The Apparel Obligors will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under (i) this Credit Agreement or (ii) any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Apparel Obligors is a party or obligor, whether as principal, guarantor, surety or otherwise, the Obligors shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default; provided, however, that no notice shall be required to be given if the occurrence of the default under any such note, evidence of indebtedness, indenture or other obligation referred to in clause (ii) above would not result in an Event of Default under ss.14.1(f) and would not have a material adverse effect on the business and financial condition of Apparel Obligors.

         Notice of Litigation and Judgments. The Apparel Obligors will give notice to the Administrative Agent and each of the Lenders in writing within twenty (20) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Apparel Obligors or to which any of such Persons is or becomes a party involving an uninsured claim against such Apparel Obligors that could reasonably be expected to have a materially adverse effect on any of such Persons and stating the nature and status of such litigation or proceedings. The Apparel Obligors shall give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within twenty (20) days of any judgment not covered by insurance, final or otherwise, against any of the Apparel Obligors in an amount in excess of $500,000.

         ss.        Corporate Existence; Maintenance of Properties.

            The Apparel Obligors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and reasonably necessary to preserve their respective rights and franchises. Each of the Apparel Obligors (a) will cause all of its properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(b) will use reasonable efforts, consistent with its strategic goals, to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses of the same general type now conducted by them and in related businesses.

         ss.        Insurance.

            The Apparel Obligors will maintain with financially sound and reputable insurers insurance with respect to their respective properties and businesses against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         ss.        Taxes.

            Subject to provisions of the Tax Sharing Agreement, the Guarantor will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if (a) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto or (b) to the extent that the failure to do so could not be expected to result in a materially adverse effect on the Guarantor's business or the business of any Borrower; and provided further that the Guarantor and each of its Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         ss.        Inspection of Properties and Books, Etc.

         General. Upon five (5) Business Days' prior notice, by the Administrative Agent or any of the Lenders to the Apparel Obligors, the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, shall be permitted to visit and inspect any of the properties of the Apparel Obligors, to examine the books of account of such Persons (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Persons with, and to be advised as to the same by, its and their officers, all during normal business hours and at such reasonable intervals as the Administrative Agent or any Lender may reasonably request; provided, however, that in the event an Event of Default shall have occurred and be continuing, no prior notice will be required for any such visit or inspection.

         Communications with Accountants. The Obligors authorize the Agents and, if accompanied by the Agents, the Lenders to communicate directly with any independent certified public accountants for the Guarantor or any of its Subsidiaries and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and copies of any management letter with respect to the business, financial condition and other affairs of the Guarantor or any of its Subsidiaries. At the request of the Administrative Agent, the Obligors shall cause to be delivered letters addressed to such accountants instructing them to comply with the provisions of this ss.8.9(b).

         ss.        Compliance with Laws, Contracts, Licenses, and Permits.

            Each of the Apparel Obligors will (a) comply in all material respects with the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) comply with the provisions of its charter documents and by-laws, (c) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound and
(d) comply in all material respects with all applicable decrees, orders, and judgments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a materially adverse effect on the businesses of such Apparel Obligors. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Apparel Obligor may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Person is a party, such Apparel Obligor will immediately take or cause to be taken all reasonable steps within the power of such Apparel Obligor to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof. Without limiting the foregoing, each of the Apparel Obligors will continuously hold all permits and licenses required for the operation of its business, in all material respects, including, without limitation all licenses, permits and other certificates required by any Federal, state or local authority in connection with the ownership and operation of its business.

         ss.        Employee Benefit Plans.

            The Guarantor will, and will cause each of its Subsidiaries to, (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Administrative Agent, if requested by the Administrative Agent, a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension

Plan under  ss.ss.302,  4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         ss.        Use of Proceeds.

            Each Borrower will use the proceeds of the Loans solely (i) to refinance on the Closing Date a portion of the Indebtedness of JBI, Inc. under the JBI Credit Agreement and (ii) for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for working capital and general corporate purposes.

         ss.        Further Assurances.

            The Apparel Obligors will cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         ss.        Payment of Wages.

            Each Borrower shall at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

         ss.        Maintenance of Corporate Separateness.

           The Guarantor will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. None of the Borrowers nor any of their respective Subsidiaries shall make any payment to a creditor of any other Person in respect of any liability (other than those liabilities set forth on Schedule 7.5) of any such other Person, and no bank account of any Borrower or any of its Subsidiaries shall be commingled with any bank account of any other Person that is not a Borrower. Any financial statements distributed to any creditors of any Subsidiaries of the Guarantor (other than the Borrowers and their Subsidiaries) shall clearly establish or indicate the corporate separateness of such Subsidiary from the Borrowers and their respective Subsidiaries. Finally, neither the Guarantor nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Guarantor or any of its Subsidiaries being ignored, or in the assets and liabilities of the Borrowers or any of their respective Subsidiaries being substantively consolidated with those of any other Subsidiaries of the Guarantor in a bankruptcy, reorganization or other insolvency proceeding.

         ss.        Cash Management System.

           The Borrowers will, and will cause each of their Subsidiaries to, utilize and maintain the Cash Management System for all deposits made by any of them. The Cash Management System shall be operated solely for the business of the Borrowers and their Subsidiaries.

         ss.        Corporate Overhead.

           The Guarantor will cause each of the Borrowers to, maintain the manner and allocation of such Person's corporate overhead and expense as between such Persons and its Affiliates consistent with the past practices of the Borrowers and are as set forth on Schedule 8.17 hereto.

         ss.        Lender Meeting.

           The Obligors will, if requested by the Administrative Agent, (a) participate in a meeting of the Lenders once during each fiscal year, as well as such other times as may be reasonable during the occurrence or continuance of an Event of Default, and (b) participate in all meetings of the Lenders necessary (in the opinion of the Agents and the Arrangers) to syndicate successfully the Total Commitment, each such meeting to be held at a location and a time selected by the Agents and the Lenders in consultation with the Obligors.

         ss.        CERTAIN NEGATIVE COVENANTS OF THE APPAREL OBLIGORS.

            Each Apparel Obligor covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Credit Instrument or Note is outstanding or any Lender has any obligation to make any Loans or the Acceptance Bank or Issuing Bank has any obligation to issue, extend or renew any Credit Instrument:

         ss.        Restrictions on Indebtedness.

            The Apparel Obligors will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

                  current liabilities of such Apparel Obligor incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.8.8;

                  Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

             endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  obligations under Capitalized Leases not exceeding $2,500,000
in aggregate amount for   all Apparel Obligors at any time outstanding;

                  Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by such Apparel Obligor, provided that the aggregate principal amount of all such Indebtedness of all Apparel Obligors shall not exceed the aggregate amount of $1,000,000 at any one time; and further, provided that the aggregate amount of indebtedness permitted under this clause (g) and the immediately preceding clause (f) of this ss.9.1 shall not at any time together exceed $2,500,000.

                 Indebtedness of the Guarantor under its License Shoe Guaranty;

                  Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto;

         obligations of any Apparel Obligor under any lease treated as an operating lease;

                  Indebtedness to any Lender under interest rate swap agreements or similar interest rate protection agreements;

                  Indebtedness of the Guarantor under any guarantee of the obligations of its Subsidiaries provided, that such obligations are incurred in the ordinary course of business and not incurred (i) through the borrowing of money, or (ii) through the obtaining of credit (except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services) or (iii) under Capitalized Leases or under similar financing arrangements; and

                           Indebtedness of any Apparel Obligor, existing as of the Closing Date, in connection with the Subordinated Debt.

         ss.        Restrictions on Liens.

            The Apparel Obligors will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Apparel Obligor from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind, other than pursuant to the Security Documents and Permitted Restrictions; provided that the Apparel Obligors may create or incur or suffer to be created or incurred or to exist:

                           liens  to  secure   taxes,   assessments   and  other
                  government charges in respect of obligations not overdue or being contested in good faith and with the Apparel Obligors maintaining reserves required under generally accepted accounting principles, or liens on properties other than Real Estate to secure claims for labor, material or supplies in respect of obligations not overdue;

                           deposits or pledges made in  connection  with,  or to
                  secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                          liens on properties in respect of judgments or awards,
                  the Indebtedness with respect to which is permitted by ss.9.1(d);

                           liens  of  carriers,   warehousemen,   mechanics  and
                  materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                           encumbrances on Real Estate  consisting of easements,
                  rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which such Apparel Obligor is a party, and other liens or encumbrances none of which in the opinion of such Apparel Obligor interferes materially with the use of the property affected in the ordinary conduct of the business of such Apparel Obligor, which defects do not individually or in the aggregate have a materially adverse effect on the business of such Apparel Obligor individually or of such Apparel Obligor on a consolidated basis;

                           liens existing on the date hereof and listed on
                 Schedule 9.2 hereto;

                           purchase  money  security  interests  in or  purchase
                  money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by ss.9.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                           encumbrances arising as a result of the operation of
                  Section 503(b) of the  Bankruptcy Code; and

                           liens in favor of the  Administrative  Agent  for the
                  benefit of the Lenders and the Administrative Agent under the Loan Documents.

         ss.        Restrictions on Investments.

            The Apparel Obligors will not make or permit to exist or to remain outstanding any Investment except:

                  Investments in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Apparel Obligor;

                  Investments in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $2,000,000,000;

                  Investments in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

     Investments existing on the date hereof and listed on Schedule 9.3 hereto;

             extensions of trade credit in the ordinary course of business; and

                  investments in: (i) bankers' acceptances having a maturity of not more than one hundred and eighty (180) days and created by United States commercial banks (having a combined capital surplus in of $50,000,000); (ii) Eurodollar deposits; and (iii) common and preferred stock traded on national securities exchanges so long as the aggregate, at any one time invested under subclause (iii) of this clause (f) does not exceed $50,000 in the aggregate;

    (g)      capital contributions which are permitted pursuant to ss.9.5.1(b);

    (h) additional investments in the capital stock, or other beneficial interests of, any other Apparel Obligor; and

    (i)      loans or advances made by any Borrower to any other Borrower;

    (j) advances to employees of the Apparel Obligors for travel and other business expenses to be incurred in the ordinary course of business;

   (k) loans to employees of the Apparel Obligors of not more than $75,000 outstanding, in the aggregate, to any one employee or $500,000 outstanding, in
the aggregate,   at any one time;

         provided, however, that nothing in ss.ss.9.2, 9.3 and 9.5.2 shall restrict or limit the rights of any Apparel Obligor to sublet any store or facility.

         ss.        Distributions.

           The Borrowers will not make any Distributions; provided, however, that (a) the Borrowers may, from time to time, make a Permitted Distribution so long as (i) no Default or Event of Default shall have occurred and be continuing on the date of the payment of any Permitted Stock Dividend under the Loan Documents (or would result therefrom); (ii) the Guarantor receives a simultaneous Distribution from its Subsidiaries (other than the Borrowers or any Subsidiary of the Borrowers) in an equivalent amount as such Permitted Distribution, and (iii) the ability of any Subsidiary of the Guarantor (other than the Borrowers and the Borrowers' Subsidiaries) to make Distributions to the Guarantor under any other agreement is not restricted in any manner, and (b) the Borrowers and its Subsidiaries may make payments to the Guarantor to the extent necessary to permit the Guarantor to discharge that portion of the consolidated tax liabilities of the Guarantor and its Subsidiaries which are attributable solely to the income and operations of the Borrowers and the Borrowers' Subsidiaries and consistent with the terms of the Tax Sharing Agreement.

         ss.        Merger, Consolidation and Disposition of Assets.

                    Mergers and Acquisitions.

                  (a) The Guarantor will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or equity acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except that, so long as no Default or Event of Default has occurred or is continuing, or would exist after giving effect thereto:

                           (i)      any Borrower may merge into a Borrower,

(ii) any Subsidiary which is not a Borrower (or a Subsidiary of a Borrower) may merge into another Subsidiary which is not a Borrower (or a Subsidiary of a
                  Borrower),

                           (iii) the Guarantor or any Subsidiary  which is not a
                  Borrower (or a Subsidiary of a Borrower) may enter into asset or stock acquisitions of Persons in the same or a similar line of business or distribution channels as the Guarantor and its Subsidiaries (a "Permitted Acquisition") where (A) the Guarantor has provided the Administrative Agent with ten (10) Business Days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition; (B) the business to be acquired would not subject the Agents, the Acceptance Bank, the Issuing Bank or the Lenders to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document; (C) no contingent obligations or liabilities will be incurred or assumed in connection with such Permitted Acquisition which could be expected to have a material adverse effect on the business, assets or financial condition of any of the Apparel Obligors; (D) the Guarantor shall have provided the Administrative Agent with such other information as was reasonably requested by the Agents; and (E) the Obligors have demonstrated to the reasonable satisfaction of the Agents, based on a pro forma Compliance Certificate, compliance with ss.10 on a pro forma basis immediately prior to and after giving effect to such Permitted Acquisition.

                  (b) The Borrowers will not, and will not permit any of their Subsidiaries to, create or acquire any Subsidiaries except, so long as no Default or Event of Default has occurred or is continuing, or would exist after giving effect thereto, any Borrower may create or acquire a Subsidiary so long as:

      the issued and outstanding capital stock or other equity interests of all classes of such Subsidiary is one hundred percent (100%) owned by such Borrower;

                           (ii) the  aggregate of all capital  contributions  by
                  the Guarantor or the Borrower, or any combination thereof, to all Subsidiaries of the Borrowers created after the Closing Date, does not exceed $1,000,000;

                           (iii) such  Subsidiary  shall, at the election of the
                  Majority Lenders, become either a guarantor of the Obligations or a Borrower hereunder and, contemporaneously therewith, shall execute such documents in connection therewith as the Agents may require;

                           (iv) all  issued  and  outstanding  capital  stock or
                  other equity interests of all classes of such Subsidiary are, contemporaneously therewith, pledged to the Administrative Agent for the benefit of the Lenders as security for the payment and performance of the Obligations, pursuant to documentation satisfactory to the Agents; and

                           (v) in connection with the foregoing subclauses (iii)
                  and (iv), and contemporaneously therewith, the Borrowers shall deliver or cause to be delivered to the Agents and the Lenders all such instruments and documents (including legal opinions) as the Agents shall reasonably request to evidence compliance with this ss.9.5.1(b) and the other terms hereof.

                    Disposition of Assets.

                  The Guarantor will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any Asset Sale without the prior written consent of the Majority Lenders except that, so long as no Default or Event of Default has occurred or is continuing, or would exist after giving effect thereto (i) the Guarantor may sell any Subsidiary which is not a Borrower or a Subsidiary of a Borrower and (ii) the Guarantor and any Subsidiary which is not a Borrower or a Subsidiary of a Borrower may consummate any Asset Sale (each, a "Permitted Disposition"); provided, that (a) the Guarantor has provided the Administrative Agent with ten (10) Business Days prior written notice of any such Permitted Disposition, which notice shall include a reasonably detailed description of such Permitted Disposition; and (b) the Obligors have demonstrated to the reasonable satisfaction of the Agents, based on a pro forma Compliance Certificate, compliance with ss.10 on a pro forma basis immediately prior to and after giving effect to such Permitted Disposition.

         ss.        Sale and Leaseback.

            The Apparel Obligors will not enter into any arrangement, directly or indirectly, whereby any Apparel Obligors shall sell or transfer any property owned by it for more than ninety (90) days in order then or thereafter to lease such property or lease other property that such Apparel Obligor intends to use for substantially the same purpose as the property being sold or transferred.

         ss.        Employee Benefit Plans.

            No Obligor or any ERISA Affiliate will:

                  engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for such Obligor or any of its Subsidiaries; or

                  permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                  fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of such Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

 any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code; or

                  permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

                  Additional Shares.

            No Borrower will at any time, nor will any Borrower cause or permit any of its Subsidiaries at any time, to sell or offer to sell any shares of any class of capital stock, or any other securities, of such Borrower or any Subsidiary.

         ss.        Changes in Terms of Subordinated Debt.

            No Obligor will, and none will permit any of its Subsidiaries to, make any changes relating to the interest rate, maturity, scheduled amortization, notice to the Lenders and the Administrative Agent of defaults, events of default or intended accelerations, subordination or any other provision of any promissory note, indenture, agreement or other instrument evidencing or governing any Subordinated Debt.

         ss.        Change of Fiscal Year.

            None of the Apparel Obligors shall change its fiscal year.

         ss.        Total Commitment Amount.

            The Borrowers shall not cause or permit the sum of the outstanding amount of all Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations to exceed the Total Commitment.

         ss.        Amendments or Waivers of Certain Documents.

            After the Closing Date, (a) none of the Apparel Obligors, without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld (but which may be withheld if the effect of any amendment, supplement, change or waiver would be adverse to the Lenders or the

Apparel Obligors), amend, supplement, change or waive compliance with or consent to departures from the terms of its certificate of incorporation or bylaws or any agreement entered into by any such Person with respect to its equity interests which change, amendment, supplement or waiver would have a material adverse effect on the financial condition, assets or business of any Apparel Obligor or adversely affect the rights, remedies or benefits available to the Agents, the Issuing Bank, the Acceptance Bank or any Lender under any Loan Document, (b) the Apparel Obligors shall not amend, supplement, change or waive compliance with or consent to a departure from, or consent to any action or failure to act under, any of the terms or provisions of any Subordinated Debt or the Licensed Shoe Guaranty, or any other material contract, lease, license or agreement of such Person and (c) the Apparel Obligors shall not amend, supplement, change or waive compliance with or consent to a departure from, or consent to any action or failure to act under, the Tax Sharing Agreement.

    ss.        Limitation on Other Restrictions on Amendment of Loan Documents.

            The Apparel Obligors will not enter into, suffer to exist or become or remain subject to any agreement or instrument to which such Person is a party or by which such Person or any property of such Person (now owned or hereafter acquired) may be subject or bound, except for the Loan Documents, that would prohibit or restrict in any manner (directly or indirectly and including by way of covenant representation or warranty or event of default), or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Loan Documents.

         ss.        Purchase of Ineligible Securities.
   The Obligors will not, and will not permit any of their Subsidiaries to, directly or indirectly, use any portion of the Loans or Letter of Credit proceeds (a) knowingly to purchase Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20
Subsidiary and issued by or for the benefit of the Borrowers, any other Subsidiary or any Affiliates.

         ss.        FINANCIAL COVENANTS OF THE APPAREL OBLIGORS.

            Each Apparel Obligor covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation or Note is outstanding or any Lender has any obligation to make any combined Loans or the Administrative Agent or Issuing Bank has any obligation to issue, extend or renew any Credit Instruments:

         ss.        Fixed Charge Coverage Ratio.

         The Borrowers will not permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter ending during any period described below to be less than the ratio set forth opposite such period below:


=========================================================================
         Period                                                     Ratio
-------------------------------------------------------------------------
-------------------------------------------------------------------------

Fiscal quarter ending May 3, 1997                                  1.00 to 1
----------------------------------------------------------------------------
Two consecutive fiscal quarters ending August 2, 1997              1.00 to 1
---------------------------------------------------------------------------
Three consecutive fiscal quarters ending November 1, 1997          1.00 to 1
----------------------------------------------------------------------------
Each period of four consecutive fiscal
quarters ending February 1, 1998
through October 31, 1998                                           1.25 to 1
----------------------------------------------------------------------------
Each period of four consecutive fiscal quarters ending             1.35 to 1
  January 31, 1999 through October 30, 1999
----------------------------------------------------------------------------
Each period of four consecutive fiscal
  quarters ending thereafter                                       1.45 to 1
----------------------------------------------------------------------------


                                                     ss.        Leverage Ratio.

                                                        The Borrowers will not
permit the Leverage Ratio as at the end of any fiscal quarter ending during any period described below to be greater than the ratio set forth opposite such period below:


=============================================================================
         Period                                                     Ratio
----------------------------------------------------------------------------
Fiscal quarter ended February 1, 1998                              2.00 to 1
----------------------------------------------------------------------------
----------------------------------------------------------------------------
February 2, 1998 through October 31, 1998                          3.00 to 1
----------------------------------------------------------------------------
----------------------------------------------------------------------------
November 1, 1998 through January 31, 1999                          1.75 to 1
----------------------------------------------------------------------------
---------------------------------------------------------------------------
February 1, 1999 through October 30, 1999                          2.75 to 1
----------------------------------------------------------------------------
----------------------------------------------------------------------------
October 31, 1999 and thereafter                                    1.50 to 1
----------------------------------------------------------------------------


          ss.       Consolidated Tangible Net Worth.

             The Obligors will not permit the Consolidated Tangible Net Worth of the Guarantor and its Subsidiaries at any time to be less than the sum of (a) $65,713,184, plus (b) on a cumulative basis, 75% of positive Consolidated Net Income of the Guarantor and its Subsidiaries for each fiscal quarter beginning with the fiscal quarter ended May 2, 1997, plus (c) 100% of the proceeds of any sale by the

  Guarantor of equity securities issued by the Guarantor from and after February 2, 1997, less (d) the Permitted Stock Dividends made from and after February 2, 1997, plus (e) any increase in the Guarantor's net worth resulting from a conversion of any "convertible" debt securities issued by the Guarantor.

          ss.       Combined Tangible Net Worth.

             The Borrowers will not permit the Combined Tangible Net Worth of the Borrowers and their Subsidiaries at any time to be less than the sum of
  (a) $23,600,144, plus (b) on a cumulative basis, 75% of positive Combined Net Income of the Borrowers and their Subsidiaries for each fiscal quarter beginning with the fiscal quarter ended May 2, 1997, plus (c) 100% of the proceeds of any sale by any Borrower of equity securities issued by Borrowers from and after February 2, 1997, less (d) the Permitted Distributions made from and after February 2, 1997, plus (e) any amortization of the contra account of the Borrowers, described on their combined balance sheet as the "intercompany account" which results in an increase to shareholder's equity.

          ss.       Capital Expenditures; Capitalized Leases.

             None of the Apparel Obligors will make Capital Expenditures plus Capitalized Lease expenditures (including the "face amount" of Capitalized Leases) that exceed, in the aggregate for all Apparel Obligors (a) $9,000,000 in the aggregate during the fiscal year of the Borrowers ending January 31, 1998 and (b) $10,000,000 in the aggregate during each fiscal year of the Borrowers ending after February 1, 1998.

         ss.        INITIAL CLOSING CONDITIONS.

             The obligations of the Lenders to make the initial Loans and of the Acceptance Bank or Issuing Bank to issue any initial Credit Instruments, shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

          ss.       Loan Documents.

             Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document, certified as true and correct by the Obligors.

          ss.       Certified Copies of Charter Documents.

             The Administrative Agent shall have received from each of the Apparel Obligors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and
  (b) its by-laws as in effect on such date.

          ss.       Corporate, Action.

             All corporate action necessary for the valid execution, delivery and performance by each Apparel Obligor of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agents shall have been provided to the Administrative Agent.

          ss.       Incumbency Certificates.

             The Administrative Agent shall have received from each of the Apparel Obligors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of such Borrower, to make Loan Requests and apply for Credit Instruments; and (c) to give notices and to take other action on such Persons' behalf under the Loan Documents.

          ss.       Legality of Transactions.

             No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (a) for any Lender or the Administrative Agent to perform any of its agreements or obligations under any of the Loan Documents to which any such Person is a party on the Closing Date or (b) for any Obligor or any of its Subsidiaries to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date.

          ss.       Validity of Liens.

             The Security Documents shall be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable first security interest in and lien upon the Collateral. All deliveries of (a) certificates representing all of the outstanding capital stock of the Borrowers and (b) duly executed stock powers relating to such capital stock to the Administrative Agent to perfect such security interests shall have been duly effected.

          ss.       UCC Search Results.

             The Administrative Agent shall have received UCC searches with respect to the Obligors, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

          ss.       Proceedings and Documents.

             All corporate, partnership, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Lenders and the Lenders shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Lenders shall have reasonably requested.

          ss.       Financial Condition.

             The Lenders shall be satisfied that the financial statements referred to in ss.7.5 fairly present the business and financial condition of the Obligors, as at and for the periods ending on the respective dates thereof, and that, except for changes described in writing to the Lenders and acceptable to them, there has been no material adverse change in the assets, business or financial condition of any Obligor since the applicable dates set forth in ss.7.5 hereof.

          ss.       Opinion of Counsel.

             Each of the Lenders and the Agents shall have received a favorable legal opinion addressed to the Lenders and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agents, from Goodwin, Procter & Hoar LLP, counsel to the Obligors.

          ss.       Payment of Agents' Fees.

     The Borrowers shall have paid the fees to the Agents pursuant to ss.5.1.

          ss.       Payoff Letter.

             The Administrative Agent shall have received a payoff letter from Fleet, as agent to the Banks named therein, indicating the amount of the loan obligations of the Borrowers to Fleet, as agent to the Banks named therein, to be discharged on the Closing Date and an acknowledgment by Fleet, as agent to the Banks named therein, that upon receipt of such funds the JBI Credit Agreement, and all Obligations thereunder (as defined therein) will have terminated, and it will forthwith execute and deliver to the Administrative Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrowers or any of their Subsidiaries in favor of Fleet, as agent to the Banks named therein.

          ss.       Disbursement Instructions.

             The   Administrative   Agent  shall  have   received   disbursement
  instructions  from the  Borrowers  regarding  use of  proceeds  of the initial
  Loans.

          ss.       Senior Indebtedness.

             The Administrative Agent shall have received evidence satisfactory to it that all of the Obligations constitute "Senior Indebtedness," "Senior Debt," or "Superior Indebtedness" under the Subordinated Debt.

          ss.       Certified Copies of Subordinated Debt Documents.

             The Administrative Agent shall have received from the Apparel Obligors a copy, certified by a duly authorized officer to be true and complete on the Closing Date, of all documents evidencing or otherwise related to Subordinated Debt.

          ss.       Licensed Shoe Debt.

             The Administrative Agent shall have received evidence satisfactory to it that the Licensed Shoe division of the Guarantor shall have consummated its financing arrangements with respect to the Licensed Shoe Debt, the documentation evidencing the Licensed Shoe Debt to be in form and substance satisfactory to the Administrative Agent.

          ss.       Cash Management System.

            The Borrowers and their Subsidiaries shall have created a cash management system (the "Cash Management System") satisfactory to the Agents, and all agreements related thereto shall have been delivered to the Agents and shall be satisfactory to the Agents.

          ss.       Tax Sharing Agreement.

            The Administrative Agent shall have received a fully executed copy of the Tax Sharing Agreement, in form and substance satisfactory to the Agents in all respects.

         ss.        CONDITIONS TO ALL BORROWINGS.

            The obligations of the Lenders to make any Loan, and the Acceptance Bank or Issuing Bank to issue, extend or renew any Credit Instruments in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         ss.        Representations True; No Event of Default.

            Each of the  representations  and warranties of the Apparel Obligors contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Credit Instrument, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         ss.        No Legal Impediment.

            No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or participate in the issuance, extension or renewal of such Credit Instrument, or in the opinion of the Acceptance Bank or the Issuing Bank would make it illegal for the Acceptance Bank or the Issuing Bank to issue, extend or renew such Credit Instruments.

         ss.        Governmental Regulation.

            Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         ss.        Proceedings and Documents.

            All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's

Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

         ss.        GUARANTY.

         ss.        Guaranty Of Payment And Performance.

            For value received and hereby acknowledged and as an inducement to the Lenders to make the Loans to the Borrowers, the Guarantor hereby unconditionally guarantees to the Administrative Agent and the Lenders the full and punctual payment in cash when due (whether at maturity, by acceleration or otherwise), and the performance, of all of the Obligations, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired. The guaranty contained herein is an absolute, unconditional and continuing guaranty of the full and punctual payment in cash and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Administrative Agent and/or the Lenders first attempt to collect any of the Obligations from any of the Borrowers or resort to any security or other means of obtaining their payment. Should any of the Borrowers default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Administrative Agent and the Lenders, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Administrative Agent and the Lenders on any number of occasions.

         ss.        Guarantor's Agreement To Pay.

            The Guarantor further agrees, as a principal obligor and not as a guarantor only, to pay to the Administrative Agent, on behalf of the Lenders, on demand, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Administrative Agent, the Acceptance Bank, the Issuing Bank and/or the Lenders, on behalf of the Lenders in connection with the enforcement or collection of the Obligations and the guaranty contained herein, together with interest on amounts recoverable under the Guaranty contained herein from the time such amounts become due until payment, at the rate per annum equal to three percent (3%) above the Base Rate from time to time in effect plus the Applicable Margin; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         ss.        Unlimited Guaranty.

            The liability of the Guarantor hereunder shall be unlimited.

ss. Waivers By the Guarantor; Administrative Agent's and Lenders' Freedom To Act

            The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent and Lenders with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any of the Borrowers, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agents, the Acceptance Bank, the Issuing Bank and/or the Lenders to assert any claim or demand or to enforce any right or remedy against any of the Borrowers;
(ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Administrative Agent, the Acceptance Bank, the Issuing Bank or the Lenders may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Administrative Agent, the Acceptance Bank, the Issuing Bank or the Lenders might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

         ss.        Unenforceability Of Obligations Against Borrowers.

            If for any reason any of the Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrowers by operation of law or for any other reason, the guaranty contained herein shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any of the Obligors, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

         ss.        Subrogation; Subordination.

            Until the payment and performance in full in cash of all Obligations, the Guarantor shall not exercise any rights against any Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Administrative Agent and/or the Lenders or any of their affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against any Borrower in respect of any liability of the Guarantor to any Guarantor; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Administrative Agent, any Lender or any such affiliate. The payment of any amounts due with respect to any indebtedness of the Borrowers now or hereafter held by the Guarantors is hereby subordinated to the prior payment in full in cash of the Obligations. The Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrowers to the Guarantor until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Administrative Agent and the Lenders and be paid over to the Administrative Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of the guaranty contained herein.

         ss.        Termination; Reinstatement.

            The guaranty contained herein shall remain in full force and effect until the Obligations have been indefeasibly paid in full in cash. The guaranty contained herein shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Administrative Agent, the Acceptance Bank, the Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, all as though such payment had not been made or value received.

         ss.        Miscellaneous.

            The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and the guaranty contained herein shall be in addition to any other guaranty of the Obligations.

         ss.        EVENTS OF DEFAULT; ACCELERATION; ETC.

         ss.        Events of Default and Acceleration.

            If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  any

                  Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  any Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, the facility fee, the Bankers' Acceptance Fees, any Letter of Credit Fee, the Agents' fees, or other sums due hereunder or under any of the other Loan Documents, after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue unremedied for a period of five (5) days;

                  any Obligor shall fail to comply with any of its covenants contained in (i) ss.10, or (ii) ss.9 and such default shall continue unremedied for a period of ten (10) days after notice of such default is given to the Borrowers by the Administrative Agent or any Lender;

                  any Apparel Obligor shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.14.1) for thirty (30) days after written notice of such failure has been given to such Obligor by the Administrative Agent;

                  any representation or warranty of any Obligor in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  The Guarantor or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace (not to exceed thirty (30) days), (i) any Indebtedness with an outstanding principal amount in excess of $1,000,000, (ii) any Indebtedness under the Licensed Shoe Debt, or (iii) any obligations in respect of any operating leases where the remaining lease payments (under one or more operating leases) would, in the aggregate, be in excess of $1,000,000, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such Indebtedness described in subclauses (i) or (ii) of this clause (f), or any such operating lease described in subclause (iii) of this clause
         (f) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or otherwise act to enforce any rights and remedies thereunder, unless, prior to termination of the Commitments and/or acceleration pursuant to this ss.14.1, the holder or holders of such obligations shall have, in writing, waived such default and a copy of such waiver of default shall have been furnished to the Administrative Agent;

                  the Guarantor or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of such Person or shall commence any case or other proceeding relating to the Guarantor or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Guarantor or any of its Subsidiaries and the Guarantor or any of its Subsidiaries shall indicate its approval thereof, consent thereto, acquiescence therein or otherwise remain undismissed for a period of sixty (60) days;

                  a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Guarantor or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Guarantor or any of its Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted (which order is not dismissed within sixty (60) days after the entry thereof);

                  there shall remain in force, undischarged, unsatisfied, unstayed for more than sixty (60) days, whether or not consecutive, any final judgment (unless bonded pending appeal) against the Apparel Obligors that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in $500,000 the aggregate;

                  the holders of all or any part of Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part; provided, however, that a conversion of the Subordinated Notes into equity interests in the Guarantor (pursuant to the terms of the indenture under which the Subordinated Notes were issued) shall not constitute a prepayment, redemption or repurchase of such Subordinated Notes;

                  if any of the Loan Documents, including without limitation, the guaranty provisions contained within the Credit Agreement, shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Guarantor or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Obligors or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  the Borrowers shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than sixty (60) consecutive days, the complete cessation of revenue producing activities at a material number of facilities of the Guarantor or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and has a material adverse effect on the business or financial condition of the Borrowers taken as a whole;

                                    except as permitted under ss.9.5,

                  the Guarantor shall, at any time, legally or beneficially own directly or indirectly, less than one hundred percent of the issued and outstanding capital stock of any Borrower, on a fully diluted basis; or

                                    except as permitted under ss.9.5,

                  Casual Male shall, at any time, legally or beneficially own less than one hundred percent of the issued and outstanding capital stock of each of TCM and TCMB&T, on a fully diluted basis;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in ss.ss.14.1(g), 14.1(h) or 14.1(k), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender; provided further that in the event of any Event of Default specified in ss.ss.14.1(g), 14.1(h) or 14.1(k), the Total Commitments of the Lenders shall immediately terminate and all such amounts owing shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or the Lenders. No remedy herein conferred upon the Lenders is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         ss.        Termination of Commitments.

            If any one or more of the Events of Default specified in ss.14.1(g), ss.14.1(h) or ss.14.1(k) shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrowers and the Acceptance Bank and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Credit Instruments and the Borrowers shall pay to the Administrative Agent an amount equal to the sum of the Maximum Drawing Amount, plus, the Acceptance Face Amount, plus all Unpaid Reimbursement Obligations to be held by the Administrative Agent as cash collateral as contemplated by ss.4.3(c). If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Credit Instrument the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Credit Instrument on such date are not satisfied, the Administrative Agent may and, upon the request of the Majority Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Acceptance Bank and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Credit Instruments and the Borrowers shall pay to the Administrative Agent an amount equal to the sum of the Maximum Drawing Amount, plus, the Acceptance Face Amount, plus all Unpaid Reimbursement Obligations to be held by the Administrative Agent as cash collateral as contemplated by ss.4.3(c). No termination of the credit hereunder shall relieve any Borrower or any of its Subsidiaries of any of the Obligations.

         ss.        Remedies.

            In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to ss.14.1, the Administrative Agent, may, with the consent of the Majority Lenders but not otherwise, proceed to protect and enforce the Lenders' rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Lenders are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender, Acceptance Bank, Issuing Bank or the Administrative Agent or the holder of any Note or purchaser of any Credit Instrument Participation is intended to be exclusive of any other remedy and each


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                                                        50

and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         ss.        Distribution of Collateral Proceeds.

            In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent, the Acceptance Bank, the Issuing Bank or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Agents of all or any of the rights, remedies, powers and privileges of the Agents under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

                  Second,  to all other  Obligations in such order or preference as the Majority Lenders may determine; provided, however, that distributions in respect of such obligations shall be made (i) pari passu among Obligations with respect to the Agents' fees payable pursuant to ss.5.1 and all other Obligations and (ii) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further, that the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time; and

                  Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

         ss.        SETOFF.

            Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to any Obligor and any securities or other property of such Obligor in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Obligor to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Obligors to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from any Obligor, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against such Obligor at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed to it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         ss.        THE AGENTS.

         ss.        Authorization.

            The Administrative Agent is authorized to take such action on behalf of each of the Acceptance Bank, the Issuing Bank and the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent. The relationship between the Administrative Agent and the Acceptance Bank, the Issuing Bank and the Lenders is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Administrative Agent as a trustee for any Acceptance Bank, the Issuing Bank or Lender. The Documentation Agent shall have no independent powers, duties or obligations under this Credit Agreement.

         ss.        Employees and Agents.

            The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The
Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         ss.        No Liability.

            No Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that any Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.




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                                                        52

         ss.        No Representations.

            (a) The Agents shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, any Credit
Instrument, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Obligors or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Obligors or any of their Subsidiaries. The Agents shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Obligors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. No Agent has made or does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Obligors or any of their Subsidiaries. Each Acceptance Bank, Issuing Bank and Lender acknowledges that it has, independently and without reliance upon the Agents, the Arrangers, any Lender or any of their Affiliates, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            (b) For purposes of determining compliance with the conditions specified in ss.11 hereof of each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by any Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Closing Date.

         ss.        Payments.

         A payment by the Obligors to the Administrative Agent hereunder or any of the other Loan Documents for the account of the Acceptance Bank, the Issuing Bank or any Lender shall constitute a payment to such Acceptance Bank, Issuing Bank or Lender. The Administrative Agent agrees promptly to distribute to each of the Acceptance Bank, the Issuing Bank and/or Lender such Acceptance Bank, Issuing Bank and/or Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

         If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Acceptance Bank, Issuing Bank and/or Lender that fails (i) to make available to the Administrative Agent its pro rata share of any Loan or to purchase a Credit Instrument Participation or
(ii) to comply with the provisions of ss.15 with respect to making dispositions and arrangements with the other Lenders, where such Acceptance Bank, Issuing Bank and/or Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         ss.        Holders of Notes.

            The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Credit Instrument Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         ss.        Indemnity.

            The Acceptance Bank, the Issuing Bank and/or Lenders ratably agree hereby to indemnify and hold harmless the Agents and the Arrangers from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agents or the Arrangers have not been reimbursed by the Borrowers as required by ss.17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agents' or Arrangers' actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by an Agent's or Arranger's willful misconduct or gross negligence.

         ss.        Agents as Lenders.

            In their respective individual capacities, Fleet National Bank and BankBoston, N.A. shall each have the same obligations and the same rights, powers and privileges in respect to its respective Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of


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                                                        54

any Credit Instrument Participation, as it would have were it not also the Administrative Agent and Documentation Agent, respectively.

         ss.        Resignation.

            Any Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Acceptance Bank, the Issuing Bank, the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than "A" or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         ss.        Notification of Defaults and Events of Default.

            Each Acceptance Bank, Issuing Bank and Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this ss.16.10 it shall promptly notify the Acceptance Bank, the Issuing Bank and the others Lenders (as the case may be) of the existence of such Default or Event of Default.

         ss.        Duties in the Case of Enforcement.

            In case of one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. Each Lender agrees that, notwithstanding any other term to the contrary contained herein, it will not have any right individually to enforce or seek to enforce this Agreement or any of the other Loan Documents or to realize upon any Collateral for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Administrative Agent.

         ss.        EXPENSES.

            The Borrowers agree to pay (a) the reasonable out-of-pocket costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by any Agent, any of the Lenders, the Acceptance Bank, the Issuing Bank or any of their affiliates (other than taxes based upon any Agent's, any Lender's, the Acceptance Bank, the
Issuing Bank or any affiliate's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the each Agent, each Lender, the Acceptance Bank, the Issuing Bank and each affiliate with respect thereto), (c) the reasonable out-of-pocket fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the reasonable out-of-pocket fees, expenses and disbursements incurred by the Agents and the Arrangers in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all commercial finance examination charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Administrative Agent in connection with (i) the out-of-pocket expenses incurred in connection with the enforcement of or preservation of rights under any of the Loan Documents against the Obligors or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any out-of-pocket expenses incurred in connection with litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's, any Agent's, the Acceptance Bank, the Issuing Bank or any of their affiliates relationship with the Borrowers or any of their Subsidiaries,
(f) in the event that a Default or Event of Default shall have occurred and be continuing, all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender, any Agent, the Issuing Bank or the Acceptance Bank, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender, any Agent, the Issuing Bank or the Acceptance Bank, in connection with (i) the out-of-pocket expenses incurred in connection with the enforcement of or preservation of rights under any of the Loan Documents against the Obligors or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any out- of-pocket expenses incurred in connection with litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's, any Agent's, the Acceptance Bank, the Issuing Bank or any of their affiliates relationship with the Borrowers or any of their Subsidiaries and (g) all reasonable fees, expenses and disbursements of any Lender or any Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this ss.17 shall survive payment or satisfaction of all other Obligations.

         ss.        INDEMNIFICATION.

            The Obligors agree to indemnify and hold harmless the Agents, the Arrangers, the Lenders, the Acceptance Bank, the Issuing Bank and their affiliates from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or any

Credit Instrument, (b) the syndication of the credit facility contemplated hereby and by the other Loan Documents (c) the Obligors or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Apparel Obligors and their respective properties and assets, the violation of any Environmental Law, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Agents, the Arrangers, the Lenders, the Acceptance Bank, the Issuing Bank and their affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Obligors agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Obligors under this ss.18 are unenforceable for any reason, the Obligors hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.18 shall survive payment or satisfaction in full of all other Obligations provided, however, that the Obligors and their Subsidiaries shall have no obligation hereunder to any Agent or any Arranger, Issuing Bank, Acceptance Bank or Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any such Agent, Arranger or any such Issuing Bank, Acceptance Bank or Lender.

         ss.        SURVIVAL OF COVENANTS, ETC.

            All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Obligors or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Acceptance Bank, the Issuing Bank, the Lenders and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the Acceptance Bank's and the Issuing Bank's issuance, extension or renewal of any Credit Instrument, as herein contemplated, and shall continue in full force and effect so long as any Credit Instrument or amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans hereunder or the Acceptance Bank or the Issuing Bank has any obligation to issue, extend or renew any Credit Instrument, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or any Agent at any time by or on behalf of any Obligor or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Obligor or such Subsidiary hereunder.

         ss.        ASSIGNMENT AND PARTICIPATION.

         ss.        Conditions to Assignment by Lenders.

            Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it and its participation interest in the risk relating to any Credit Instrument); provided that (a) each of the Issuing Bank, the Administrative Agent and, if no Event of Default shall have occurred and be continuing, the Obligors, shall have given its prior written consent to such assignment (such consents not to be unreasonably withheld), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount not less than $5,000,000, or such lesser amount provided that both Agents have given their prior written consent to any such lesser amount and further provided, that any such lesser amounts assigned to an Eligible Assignee shall in the aggregate equal not less than $5,000,000, and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit C hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in ss.20.3, be released from its obligations under this Credit Agreement.

    ss.        Certain Representations and Warranties; Limitations; Covenants.

            By executing  and  delivering  an  Assignment  and  Acceptance,  the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Obligors and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.7.5 and ss.8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Credit Instruments.

         ss.        Register.

            The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, and Credit Instrument Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Obligors, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Obligors and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $2,500.00.

         ss.        New Notes.

            Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within ten (10) days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes.

         ss.        Participations.

            Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any facility fees or Letter of Credit Fees or Bankers' Acceptance Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         ss.        Disclosure.

            The Obligors agree that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree in writing (a) to treat in confidence such information,
(b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         ss.        Assignee or Participant Affiliated with the Obligors.

            If any assignee Lender is an Affiliate of the Obligors, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.14.1 or ss.14.2, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is an Obligor or an Affiliate of an Obligor, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.14.1 or ss.14.2 to the extent that such participation is beneficially owned by any Obligor or any Affiliate of such Obligor, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

         ss.        Miscellaneous Assignment Provisions.

            If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If Fleet transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrowers and with the consent of the Borrowers and the Majority Lenders, appoint another Lender to act as a reference bank hereunder. Anything contained in this ss.20 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Lenders organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         ss.        Assignment by Obligors.

            No Obligor shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

         ss.        Marshalling; Payments Set Aside.

            Neither the Agents not any Lender shall be under any obligation to marshal any assets in favor of the Obligors or any other party or against or in payment of any or all of the Obligations. To the extent that any Obligor makes a payment or payments to the Administrative Agent or any Lender (or to the Administrative Agent for the benefit of any Lender), or the Administrative Agent or any Lender enforces any security interest or exercises rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement setoff had not occurred.

            ss.     NOTICES, ETC.

            Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Application shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:


                  if to the Obligors, 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Mr. Philip G. Rosenberg, Chief Financial Officer, or at such other address for notice as the Obligors shall last have furnished in writing to the Person giving the notice, with a copy delivered to Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, Attention:
         Raymond C. Zemlin, Esq.;


                  if to the Administrative Agent, at One Federal Street, Boston, Massachusetts 02110, Attention: Gerald Sheehan, Assistant Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;


                  if to the Documentation Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Linda H. Thomas, Managing Director, or such other address for notice as the Documentation Agent shall last have furnished in writing to the Person giving the notice; and


                  if to any  Lender,  at such  Lender's  address  set  forth  on
         Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

         ss.        GOVERNING LAW.

            THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF

SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OBLIGOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE OBLIGORS BY MAIL AT THE ADDRESS SPECIFIED IN ss.21. EACH OBLIGOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT IN THE COMMONWEALTH OF MASSACHUSETTS OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         ss.        HEADINGS.

            The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         ss.        COUNTERPARTS.

            This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         ss.        ENTIRE AGREEMENT, ETC.

            The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.27.

         ss.        WAIVER OF JURY TRIAL.

            Each Obligor, as an inducement to the Administrative Agent and the Lenders to enter into this Credit Agreement, hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each Obligor hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Obligor (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and by, among other things, the waivers and certifications contained herein.

         ss.        CONSENTS, AMENDMENTS, WAIVERS, ETC.

            Neither this Credit Agreement, any of the Loan Documents, nor any term hereof or thereof may be amended, nor may any provision hereof or thereof be waived, except by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, by the Obligors, except that in the event of
(i) any increase in the amount of any Commitment (other than by way of assignment pursuant to ss.20 hereof), (ii) any delay or extension in the terms of or any scheduled reduction of Commitments or repayment of the Loans as provided in ss.2.4 hereof, (iii) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof, (iv) any release of any portion of the Collateral for the Loans except as permitted in ss.9.5 hereof,
(v) any waiver of any Default or Event of Default due to the failure by the Obligors to pay any sum due to any of the Lenders hereunder, (vi) any release of the Guarantor hereunder or under any of the Loan Documents, or (vii) any amendment of this ss.27 or of the definition of Majority Lenders or of any portion of this Credit Agreement as they relate to the relative priorities of payment among the Obligations or of the amount of the Administrative Agent's fee, any such amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Obligors.

Any amendment to any provision hereunder or under any other Loan Document governing the rights, obligations or liabilities of any Agent or the Issuing Bank, including, without limitation, Bankers' Acceptance fees, the Letter of Credit Fees in each case in its capacity as such, will be effective only if any instrument in writing has been signed by such affected Person. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Obligors shall entitle the Obligors to other or further notice or demand in similar or other circumstances.

         ss.        TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.


                  (a) Each of the Obligors acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Obligors or one or more of their Subsidiaries (in connection with this Credit Agreement or otherwise) by any Section 20 Subsidiary and each of the Obligors hereby authorizes each Lender to share any information delivered to such Lender by the Section 20 Subsidiary pursuant to this Credit Agreement, or in connection with the decision of such Lender to enter into this Credit Agreement, to any such Section 20 Subsidiary, it being understood that any such
Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

                  (b) Each of the  Lenders  and the  Agents  agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Guarantor or the Borrowers pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information
(i) after such  information  shall have  become  public  (other  than  through a violation of this ss.28, (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Agents, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or Agent), or to auditors or accountants, (v) to the Agents or any other Lender, (vi) in connection with any litigation to which any one or more of the Lenders or the Agents is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a Subsidiary or affiliate of any such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement in form and substance satisfactory to the Agents (a "Confidentiality Agreement") (or executes and delivers to such Lender an acknowledgment to the effect that it is bound by the provisions of this ss.28(b), which acknowledgment may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Credit Instrument hereunder); provided, further, that (x) unless specifically prohibited by applicable law or court order, each Lender and the Agents shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or (B) pursuant to legal process and
(y) in no event shall any Lender or the Agents be obligated or required to return any materials furnished by the Guarantor or the Borrowers. The obligations of each Lender under this ss.28 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrowers prior to the date hereof, in addition, the obligations of any assignee that has executed a Confidentiality Agreement shall be superseded by this ss.28 upon the date upon which such assignee becomes a Lender hereunder pursuant to ss.20 hereof.

         ss.        SEVERABILITY.

            The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         ss.        NOTICE FROM BORROWERS.

            Any notice given or made by any Borrower under this Credit Agreement or any of the other Loan Documents shall be deemed to have been given or made by all of the Borrowers.




         IN WITNESS WHEREOF, the undersigned have caused this Credit Agreement to be duly executed as a sealed instrument as of the date first set forth above.

THE CASUAL MALE, INC.


By:/s/ Philip Rosenberg

   Its: Executive Vice President

TCM HOLDING CO., INC.


By:/s/ Philip Rosenberg

   Its: Executive Vice President


WGS CORP.


By:/s/ Philip Rosenberg

   Its: Executive Vice President


TCMB&T, INC.


By:/s/ Philip Rosenberg

   Its: Executive Vice President


J. BAKER, INC.


By:/s/ Philip Rosenberg

   Its: Executive Vice President


FLEET NATIONAL BANK,
individually and as Administrative Agent


By: /s/Richard Seufert

   Its Vice President


BANKBOSTON, N.A.,
individually and as Documentation Agent


By: /s/Linda Thomas

   Its Managing Director

THE CHASE MANHATTAN BANK



By: /s/Roger A. Stone

   Its Senior Vice President


IMPERIAL BANK



By: James Higgins

   Its Vice President


USTRUST



By: /s/Thomas F. Macina

   Its Vice President


WAINWRIGHT BANK &
  TRUST COMPANY



By:/s/Robert F. Goyette

   Its Senior Vice President